Exhibit 99.2

E.T. SMITH SERVICES OF ALABAMA, INC.

SEPTEMBER 30, 2004 AND 2005 AND MARCH 31, 2005 and MARCH 31, 2006

Independent Auditors’ Report

To the Board of Directors
E.T. Smith Services of Alabama, Inc.
Princeton, West Virginia

We were engaged to audit the accompanying balance sheets of E.T. Smith Services of Alabama, Inc. as of September 30, 2005 and 2004, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.

The Company entered into a severance agreement with a former employee during its fiscal year ended September 30, 2005, which is subject to a non-disclosure covenant. Management of the Company has indicated that the former employee has refused to waive his rights under the non-disclosure covenant. As a result, management of the Company is unable to provide us with information concerning the severance agreement, and has omitted the accrual of amounts related to this severance agreement in its financial statements as of and for the year ended September 30, 2005.  Additionally, we were unable to obtain written representation from management of the Company concerning the financial statements referred to in the first paragraph.  We also were unable to obtain a discussion or evaluation of any pending or threatened litigation from the Company's outside legal counsel.

Because of matters discussed in the second paragraph, the scope of our audit work was not sufficient to enable us to express, and we do not express, an opinion on the financial statements referred to in the first paragraph.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
August 11, 2006

E.T. Smith Services of Alabama, Inc.
Balance Sheets

	September 30,		March 31,
	2004	2005	2006
			(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$56,832	$17,550	$413,224
Accounts receivable	727,173	1,328,536	1,238,157
Inventories, net	289,760	651,449	409,448
Prepaid expenses	11,948	9,334	18,665
Other current assets	6,853	13,723	13,206
Total current assets	1,092,566	2,020,592	2,092,700

PROPERTY AND EQUIPMENT, net	2,015,582	1,915,465	1,835,952

OTHER ASSETS
Deposits	1,615	1,615	1,615
Debt issue costs, net	22,704	20,576	19,512
Total other assets	24,319	22,191	21,127

Total Assets	$3,132,467	$3,958,248	$3,949,779

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Cash overdraft	$-	$172,031	$-
Current portion of long term debt	169,693	192,801	153,629
Current portion of obligations under capital leases	22,675	20,107	13,970
Accounts payable	223,961	312,212	438,322
Accrued expenses	43,901	46,605	31,915
Other current liabilities	66,218	94,077	66,235
Total current liabilities	526,448	837,833	704,071

LONG TERM LIABILITIES
Notes payable and long-term debt	1,102,576	951,550	895,873
Non-current portion of obligations under capital leases	38,942	18,836	13,737
Loan payable - Parent company	2,178,652	2,659,100	1,903,735
Deferred income taxes	52,000	127,000	127,000
Total long term liabilities	3,372,170	3,756,486	2,940,345

Total liabilities	3,898,618	4,594,319	3,644,416

STOCKHOLDER'S EQUITY
Common stock, $100 par value; 100 shares authorized, issued and outstanding	10,000	10,000	10,000
Retained earnings (deficit)	(776,151)	(646,071)	295,363
Total stockholder's equity (deficit)	(766,151)	(636,071)	305,363

Total Liabilities and Stockholder's Equity	$3,132,467	$3,958,248	$3,949,779

The accompanying notes are an integral part of these financial statements.

E.T. Smith Services of Alabama, Inc.
Statements of Operations

			Three Months Ended
	Years Ended September 30,		March 31,	March 31,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)

Revenues	$5,655,160	$5,518,596	$1,329,967	$2,263,968

Cost of revenues	4,397,449	3,865,402	1,061,745	1,693,172

Gross profit	1,257,711	1,653,194	268,222	570,796

Selling, general and administrative expenses	1,086,667	1,090,297	274,742	337,150

Income (loss) from operations	171,044	562,897	(6,520)	233,646

Other income (expense)
Interest expense	(195,398)	(178,658)	(22,432)	(19,839)
Other income (expense), net	9,927	4,788	2,111	72
	(185,471)	(173,870)	(20,321)	(19,767)

Net income (loss) before taxes	(14,427)	389,027	(26,841)	213,879

Provision for income taxes
Current expense (benefit)	(10,708)	183,947	-	-
Deferred expense (benefit)	(4,000)	75,000	-	-
	(14,708)	258,947	-	-

NET INCOME (LOSS)	$281	$130,080	$(26,841)	$213,879

Basic and diluted income (loss) per common share	$0.03	$13.01	$(2.68)	$21.39

Weighted average number of common shares	10,000	10,000	10,000	10,000

The accompanying notes are an integral part of these financial statements.

E.T. Smith Services of Alabama, Inc.
Statements of Stockholder's Equity (Deficit)

	Common Stock		Retained	Total Stockholder's
	Number of Shares	Amount	Earnings (Deficit)	Equity (Deficit)

Balance at October 1, 2003	100	$10,000	$(776,432)	$(766,432)

Net income	-	-	281	281

Balance at September 30, 2004	100	10,000	(776,151)	(766,151)

Net income	-	-	130,080	130,080

Balance at September 30, 2005	100	10,000	(646,071)	(636,071)

Net income (unaudited)	-	-	727,555	727,555

Balance at December 31, 2005 (unaudited)	100	10,000	81,484	91,484

Net income (unaudited)	-	-	213,879	213,879

Balance at March 31, 2006 (unaudited)	100	$10,000	$295,363	$305,363

The accompanying notes are an integral part of these financial statements.

E.T. Smith Services of Alabama, Inc.
Statements of Cash Flows

			Three Months Ended
	Years Ended September 30,		March 31,	March 31,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income (loss)	$281	$130,080	$(26,841)	$213,879
Adjustments to reconcile net income (loss) to net cash provided (utilized) by operating activities:
Depreciation and amortization	187,998	173,600	42,117	45,294
Bad debts	8,021	-	(2,088)	-
(Gain) loss on sale of assets	(7,656)	(1,500)	-	-
Deferred income taxes	(4,000)	75,000	-	-
Amortization of debt issue costs	2,129	2,128	532	532
Changes in:
Accounts receivable	359,614	(601,363)	(50,223)	268,407
Inventories	(8,129)	(361,689)	-	242,001
Prepaid expenses and other current assets	18,370	(4,256)	(30,772)	(3,962)
Accounts payable	(197,109)	88,251	(29,123)	(190,805)
Accrued expenses and other current liabilities	(592)	30,563	8,203	40,040

Net cash provided (utilized) by operating activities	358,927	(469,186)	(88,195)	613,819

INVESTING ACTIVITIES
Acquisition of property and equipment	(18,134)	(73,483)	(1,295)	(1,567)
Proceeds from disposal of property and equipment	7,700	1,500	-	-

Net cash utilized by investing activities	(10,434)	(71,983)	(1,295)	-

FINANCING ACTIVITIES
Cash overdraft	-	172,031	-	-
Borrowing (Payments) on capital leases, net	(38,686)	(22,674)	5,405	(5,605)
Repayment of long term debt	(160,921)	(176,103)	(53,136)	(47,933)
Proceeds from the issuance of long-term debt	-	48,185	-	-
Borrowings (repayments (to) from parent company	(202,514)	480,448	81,511	(494,610)
Net cash provided (utilized) by financing activities	(402,121)	501,887	33,780	(548,148)

INCREASE (DECREASE) IN CASH	(53,628)	(39,282)	(55,710)	65,671

Cash, beginning of period	110,460	56,832	232,632	347,553

Cash, end of period	$56,832	$17,550	$176,922	$413,224

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:

Interest	$187,966	$186,242	$22,432	$19,839

The accompanying notes are an integral part of these financial statements.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

E.T. Smith Services of Alabama, Inc. (the “Company”), provides repair services for electrical and mechanical industrial equipment. The Company’s business is principally in the states of Alabama, Florida, Mississippi and Louisiana. The Company is a wholly-owned subsidiary of Smith Services, Inc. (the “Parent Company”).

Interim Financial Data

The unaudited interim financial statements as of and for the three months ended March 31, 2005 and March 31, 2006 have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included.

The results for the three months ended March 31, 2006 are not necessarily indicative of the results to be expected for the year ending September 30, 2006. Certain information in footnote disclosures normally included in annual financial statements has been condensed or omitted for the interim periods presented.

Concentration of credit risk

The Company maintains its cash primarily in bank deposit accounts. The Federal Deposit Insurance Corporation insures these balances up to $100,000 per bank. The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

Inventory

The Company values inventory at the lower of cost or market. Cost is determined by the first-in, first-out method.

The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolescence and slow-moving goods. The amount of such markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Useful lives of property and equipment are as follows:

Building	30 to 40 years
Machinery and equipment	5 to 12 years
Furniture and fixtures	5 to 10 years
Land improvements	20 to 30 years

Repairs, maintenance and minor replacements are expensed as incurred. Additions and significant renewals are capitalized.

Long-lived assets

The Company assesses long-lived assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Revenue recognition

Revenue consists primarily of sales and service of electric motors and power distribution systems. Sales revenue is recognized when all work is completed and both title and risk of loss transfer to the customer, provided that no significant obligations remain.

Advertising costs

Advertising costs are expensed when incurred.

Warranty costs

The Company warrants workmanship after the sale of its products. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per share

The Company accounts for earnings (loss) per common share under the provisions of SFAS No. 128, Loss Per Share, which requires a dual presentation of basic and diluted loss per common share. Basic loss per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per common share is computed assuming the conversion of common stock equivalents, when dilutive. Basic and diluted earnings (loss) per share were the same for the years ended September 30, 2004 and 2005 and for the three months ended March 31, 2005 and 2006 as there were no common stock equivalents.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates are required in accounting for inventory costing, asset valuations, and depreciation. Actual results could differ from those estimates.

New Accounting Standards

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs - an amendment of ARB No. 43” (“SFAS 151”).  SFAS 151 was one of a number of projects by the FASB to converge U.S. accounting standards to International Accounting Standards.  SFAS 151 requires abnormal amounts of idle facility expenses, freight, handling costs and spoilage to be recognized as current period charges.  In addition, the allocation of fixed manufacturing overhead costs to the costs of conversion is required to be based on the normal capacity of the manufacturing facilities. SFAS 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  The Company does not expect SFAS 151 to have a material impact on its consolidated financial position, results of operations or cash flows as its current inventory and conversion cost methodologies are generally consistent with that required by the new standard.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE B - INVENTORY

Inventory consists of the following:

	September 30,		March 31,
	2004	2005	2006
			(unaudited)
Raw materials	$112,996	$118,684	$118,684
Work-in-process	147,481	525,386	283,385
Finished goods	55,581	48,887	48,887
	316,058	692,957	450,956
Less allowance for obsolete and slow moving inventory	(26,298)	(41,508)	(41,508)

	$289,760	$651,449	$409,448

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,		March 31,
	2004	2005	2006
			(unaudited)

Land and buildings	$1,926,771	$1,926,771	$1,926,771
Land improvements	106,966	106,966	106,966
Machinery and equipment	1,983,412	2,054,678	2,058,378
Furniture and fixtures	31,252	34,710	36,276
Equipment under capital leases	286,951	286,951	286,951
	4,335,352	4,410,076	4,415,342

Less accumulated depreciation	(2,319,770)	(2,494,611)	(2,579,390)
	$2,015,582	$1,915,465	$1,835,952

Depreciation expense was $187,998 and $173,600 for the years ended September 30, 2004 and 2005, respectively, and $42,117 and $45,294 (unaudited) for the three months ended March 31, 2005 and 2006, respectively (unaudited).

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE D - DEBT

Long term debt consists of the following:

	September 30,		March 31,
	2004	2005	2006
			(Unaudited)

Note payable to The Industrial Development Board of the City of Saraland, Alabama Revenue Bonds in monthly installments of $9,002 through February 2016, including interest at 7.0875%, secured by real estate and equipment,and guaranteed by Parent Company	$835,827	$786,272	$760,212

Note payable to The Industrial Development Board of the City of Saraland, Alabama Revenue Bonds in monthly installments of $12,297through February 2008, including interest and guaranteed by Parent Company	436,442	316,366	252,891

Bank note payable in monthly installments of $541 through May 2009, including interest at 7.44%, secured by a vehicle	-	20,709	18,199

Bank note payable in monthly installments of $541 through May 2009, including interest at 7.44%, secured by a vehicle	-	20,710	18,200

Note payable to a financial services company in monthly installments of $294 through October 2005,including interest at 19.9% secured by equipment.	-	294	-
	1,272,269	1,144,351	1,049,502
Less current portion	169,693	192,801	153,629

	$1,102,576	$951,550	$895,873

In conjunction with the notes payable to the Industrial Development Board of the City of Saraland, the Company agreed to certain restrictive covenants such as maintenance of stated earnings ratios and minimum net worth. The Company has either complied with these covenants or obtained appropriate waivers from the bank.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE D - DEBT (Continued)

Following are the aggregate maturities of long-term debt for the periods subsequent to:

	September 30,	March 31,
	2005	2006
Years ending September 30,		(Unaudited)

2006 (six months as of March 31, 2006)	$192,801	$97,952
2007	206,846	206,846
2008	121,898	121,898
2009	74,357	74,357
2010	70,924	70,924

NOTE E - CAPITAL LEASES

The Company leases certain vehicles under capital leases expiring in various years through April 2008. The assets and liabilities are recorded at the lower of present value of the minimum lease payments or the fair value of the asset.

The following is a summary of vehicles subject to the capital lease obligations:

	9/30/04	9/30/05	3/31/06
			(Unaudited)

Vehicles	$286,951	$286,951	$286,951
Less accumulated amortization	(198,639)	(227,174)	(241,442)
	$88,312	$59,777	$45,509

Amortization was $28,535 for the years ended September 30, 2004 and 2005, respectively, and $7,134 (unaudited) for the three months ended March 31, 2005 and 2006, respectively (unaudited), and is included in depreciation expense.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE E - CAPITAL LEASES (Continued)

Following are the minimum future lease payments required under capital leases for the three periods subsequent to:

	September 30, 2005	March 31, 2006
		(Unaudited)
Years ended September 30,
2006	$22,042	$9,082
2007	12,688	12,688
2008	7,401	7,401
Total minimum lease payments	42,131	29,171
Less inputed interest	3,188	1,464
Present value of net minimum lease payments	$38,943	$27,707

NOTE F - NOTE PAYABLE TO PARENT

The Company has a loan payable to Smith Services, Inc., with interest at 4.01%, 6.30% and 3.61% (unaudited) at September 30, 2004 and 2005 and March 31, 2006, respectively. The balance at September 30, 2004 and 2005 and March 31, 2006 was $2,178,652, $2,659,100 and $1,903,735 (unaudited), respectively.

NOTE G - INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates for years in which those temporary differences are expected to be recovered or settled. The measurement of net deferred tax assets is reduced by the amount of any tax benefit that, based on available evidence, are not expected to be realized, and a corresponding allowance is established.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE G - INCOME TAXES (Continued)

Amounts for deferred tax assets and liabilities as of September 30, 2004 and 2005 and March 31, 2006 are as follows:

	9/30/2004	9/30/2005	3/31/2006
			unaudited
Deferred tax assets, net of valuation allowance of $11,000 at 9/30/2004, $43,000 at 9/30/2005 and $43,000 at 3/31/2006 (unaudited)	$-	$-	$-

Deferred tax liability	$52,000	$127,000	$127,000

The Company has recorded a full valuation allowance on its deferred tax assets at September 30, 2004 and 2005 and March 31, 2006 as it is more likely than not that the future tax benefits will not be realized. The valuation allowance increased by $0 and $33,000 for the years ended September 30, 2004 and 2005, respectively, and $0 for the three months ended March 31, 2005 and 2006. Temporary differences giving rise to the deferred tax liability consist of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

The Company will be included in the consolidated federal income tax return of the Parent Company. The Company’s portion of the consolidated tax liability (benefit) as of September 30, 2004 and 2005 and March 31, 2006, is included in loan payable - parent company. At September 30, 2005, the Company has available approximately $686,000 of Alabama net operating loss carryforwards that may be applied against future taxable income and that expire in various years from 2014 through 2019.

NOTE H - RELATED PARTY TRANSACTIONS

Intercompany sales, purchases and expenses for the years ended September 30, 2004 and 2005 and the three months ended March 31, 2006 follow:

	Years Ended		Three Months Ended
	Sept. 30,	Sept. 30,	March 31,	March 31,
	2004	2005	2005	2006
			(unaudited)	(unaudited)
Sales to Parent Company	$33,240	27,151	12,153	22,441
Purchases from Parent Company	$128,988	128,860	31,620	5,823
Accounting services purchased from Parent Company	$12,000	12,000	-	-
Corporate allocations from Parent Company	$120,000	120,000	54,000	93,000
Interest expense accrued to Parent Company	$85,878	96,000	-	-

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE H - RELATED PARTY TRANSACTIONS (Continued)

The Parent Company’s line of credit has a sweep arrangement with a checking account in the Parent Company’s name that is used as a joint account for the Parent Company and the Company. While the full line of credit balance is reported on the Parent Company’s financial statements, the companies’ account balances include amounts relative to this checking account, for which the individual companies’ financial statements report their respective shares of the checking account balances.  The Company's portion of this joint checking account was $85,062, ($106,663), and $410,192 (unaudited) as of September 30, 2004 and 2005 and March 31, 2006, respectively.

NOTE I - RETIREMENT PLANS

The Company has a retirement plan which covers substantially all of its full-time employees. The plans contain deferred salary arrangements under Internal Revenue Code Section 401(k). The Company matches 25% of the first 4% that the employee contributes to the plan. Employer contributions to the plan were $5,558 and $5,953 for the years ended September 30, 2004 and 2005, respectively, and $1,337 and $1,390 (unaudited) for the three months ended March 31, 2005 and 2006, respectively.

NOTE J - CONCENTRATIONS OF CREDIT RISK

During September 30, 2004 and 2005 and March 31, 2006 (unaudited) the Company had significant customer accounts receivable as follows:

	9/30/04	9/30/05	3/31/06
			(unaudited)

Customer A	19%	23%	6%
Customer B	6%	17%	10%
Customer C	10%	-	-
Customer D	-	11%	-

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE J - CONCENTRATIONS OF CREDIT RISK (Continued)

During September 30, 2004 and 2005 and the three month period ended March 31, 2006 (unaudited) the Company had significant customers with respect to net sales as follows:

	9/30/04	9/30/05	3/31/06
			(unaudited)

Customer A	7%	10%	12%
Customer B	15%	11%	4%
Customer E	-	-	13%
Customer F	-	-	13%

    There were no significant customers with respect to net sales as of 3/31/05 (unaudited).

NOTE K - COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is guarantor on a line of credit of the Parent Company. Total amounts available under the line of credit is $3,900,000. The amount outstanding at September 30, 2004 and 2005, and March 31, 2006 is $3,561,479, $2,847,809, and $2,129,309 (unaudited), respectively.

The Company is also a guarantor on a $5,602,700 bank letter of credit of the Parent Company to secure payment of a $5,500,000 Industrial Development Bond issue. The amount outstanding at September 30, 2004 and 2005, and March 31, 2006 is $4,750,000, $4,470,000, and $4,170,000 (unaudited), respectively.

The Company is also a guarantor on a $465,032 bank note of the Parent Company. The amount outstanding at September 30, 2004 and 2005 was $161,797 and $58,268, respectively.  No amounts were outstanding at March 31, 2006 (unaudited).

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

E.T. SMITH SERVICES OF ALABAMA, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE L - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash, accounts receivable, debt, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

NOTE M - SUBSEQUENT EVENTS

On May 31, 2006, the Company sold substantially all its operating assets to Magnetech Industrial Services of Alabama, LLC, an indirect wholly-owned subsidiary of MISCOR Group, Ltd.